Exhibit 16.1

September 18, 2024

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington D.C. 20549-2000

Re: Mingteng International Corp Inc.

      CIK#: 0001948099

We have received a copy of, and are in agreement with, the statements being made as it pertains to our firm by Mingteng International Corp Inc. (the “Registrant”) in its Form 6-K dated September 18, 2024.

We have no basis to agree or disagree with any other statements of the Registrant contained in the Form 6-K.

Sincerely,

/s/ Wei, Wei & Co., LLP

Wei, Wei & Co., LLP